EXHIBIT 99.40

FINANCIAL INFORMATION (Cont.)
(Unaudited)

SUMMARY OF OPERATIONS ($ in thousands, except per-share data)		QUARTER ENDED
	June 30 2004	March 31 2004	December 31 2003	September 30 2003	June 30 2003
Interest income	$ 240,060	$ 227,879	$ 225,074	$ 222,987	$ 231,486
Interest expense	55,540	49,436	49,638	73,218	57,669

Net interest income	184,520	178,443	175,436	149,769	173,817
Provision for loan losses	12,000	12,000	13,300	16,000	13,000

Net interest income after provision	172,520	166,443	162,136	133,769	160,817

Noninterest income:
Service charges on deposits	44,736	40,786	42,519	40,974	38,394
Card-related fees	15,333	12,517	11,713	12,483	12,651
Mortgage banking	30,240	(7,149)	980	44,390	(13,921)
Retail investment fees	8,138	7,698	6,914	6,665	7,142
Trust fees	5,881	6,172	5,981	5,915	5,556
Insurance	4,766	4,807	3,940	4,914	4,573
Investment banking	3,653	3,784	3,101	2,914	3,614
Other service, collection and exchange charges	5,392	5,233	5,220	4,775	4,918
Other operating income	5,629	4,343	10,202	4,356	3,542
Securities gains (losses), net	(22,405)	1,865	(12,152)	(4,859)	10,191

Noninterest income	101,363	80,056	78,418	122,527	76,660

Noninterest expense:
Salaries and employee benefits	84,887	76,008	67,520	75,756	78,245
Occupancy and equipment	20,291	19,000	17,449	17,816	18,144
Data processing	10,044	9,207	8,492	9,117	8,895
Advertising and promotional expense	8,307	7,774	5,484	5,786	5,478
Stationery and supplies, postage and telecommunications	7,611	6,387	5,976	6,241	6,218
Amortization of purchase accounting intangibles	1,551	1,161	1,191	1,240	1,285
Foreclosed property expense, net	(250)	35	160	9,650	(29)
Other operating expense	28,361	25,487	25,333	24,246	24,527

Noninterest expense	160,802	145,059	131,605	149,852	142,763

Income before income taxes and minority interest	113,081	101,440	108,949	106,444	94,714
Income tax expense	39,700	35,419	37,456	37,182	33,333
Minority interest	31	--	--	--	--

Net income	$ 73,350	$ 66,021	$ 71,493	$ 69,262	$ 61,381

Net income per common share	$ 0.48	$ 0.43	$ 0.47	$ 0.45	$ 0.40
Net income per common share - assuming dilution	$ 0.47	$ 0.42	$ 0.46	$ 0.44	$ 0.39
Return on average assets	1.46%	1.42%	1.59%	1.55%	1.39%
Return on average equity	16.11%	14.66%	16.48%	16.32%	14.26%

FINANCIAL INFORMATION (Cont.)
(Unaudited)

AVERAGE BALANCES ($ in millions)	THREE MONTHS ENDED			SIX MONTHS ENDED
	June 30 2004	June 30 2003	CHANGE	June 30 2004	June 30 2003	CHANGE
Assets
Cash and due from banks	$ 607.5	$ 596.8	2%	$ 598.3	$ 597.0	-%
Short-term investments	206.0	142.6	44	203.7	262.5	(22)
Securities	4,138.6	4,017.0	3	4,075.0	3,987.8	2
Mortgage loans held for sale	162.7	546.8	(70)	156.6	481.9	(68)
Loans	14,252.5	11,686.9	22	13,624.3	11,580.5	18
Reserve for loan losses	(228.1)	(214.2)	6	(221.1)	(213.6)	4

Loans, net	14,024.4	11,472.7	22	13,403.2	11,366.9	18
Intangible assets:
Goodwill	285.0	209.1	36	247.0	209.1	18
Mortgage servicing rights	100.8	111.2	(9)	108.5	114.8	(5)
Other intangible assets	15.7	15.6	1	13.9	16.2	(14)
Other assets	552.9	550.1	1	513.5	525.5	(2)

Total assets	$ 20,093.6	$ 17,661.9	14%	$ 19,319.7	$ 17,561.7	10%

Liabilities
Noninterest-bearing deposits	$ 3,185.7	$ 2,909.0	10%	$ 3,051.9	$ 2,801.6	9%
Interest-bearing deposits	12,533.4	10,754.1	17	11,955.3	10,732.1	11

Total deposits	15,719.1	13,663.1	15	15,007.2	13,533.7	11
Short-term borrowings	664.5	637.7	4	878.9	584.4	50
Other liabilities	305.3	423.9	(28)	279.6	529.0	(47)
Debt	1,583.9	1,215.2	30	1,342.8	1,204.3	12

Total liabilities	18,272.8	15,939.9	15	17,508.5	15,851.4	10
Shareholders' equity	1,820.8	1,722.0	6	1,811.2	1,710.3	6

Total liabilities and shareholders' equity	$ 20,093.6	$ 17,661.9	14%	$ 19,319.7	$ 17,561.7	10%

FINANCIAL INFORMATION (Cont.)
(Unaudited)

PERIOD-END BALANCES ($ in millions)	June 30 2004	June 30 2003	CHANGE	March 31 2004	CHANGE

Assets
Cash and due from banks	$ 623.5	$ 689.0	(10)%	$ 561.3	11%
Short-term investments	24.4	100.6	(76)	415.3	(94)
Securities	4,162.0	3,873.3	7	3,918.7	6
Mortgage loans held for sale	112.0	530.4	(79)	152.0	(26)
Loans:
Commercial	3,636.8	2,954.7	23	3,205.9	13
Small business	3,401.3	2,559.4	33	2,730.9	25
Consumer	8,291.5	6,337.9	31	7,155.1	16

Total loans	15,329.6	11,852.0	29	13,091.9	17
Reserve for loan losses	(235.1)	(213.1)	10	(213.5)	10

Loans, net	15,094.5	11,638.9	30	12,878.4	17
Intangible assets:
Goodwill	337.4	209.1	61	209.1	61
Mortgage servicing rights	125.3	88.4	42	102.8	22
Other intangible assets	35.4	15.0	136	11.5	208
Other assets	796.6	775.7	3	467.7	70

Total assets	$ 21,311.1	$ 17,920.4	19%	$ 18,716.8	14%

Liabilities
Noninterest-bearing deposits	$ 3,224.5	$ 3,068.5	5%	$ 3,180.6	1%
Interest-bearing deposits	13,153.1	10,632.4	24	11,701.6	12

Total deposits	16,377.6	13,700.9	20	14,882.2	10
Short-term borrowings	793.2	684.4	16	640.1	24
Other liabilities	342.9	419.5	(18)	261.0	31
Debt	1,956.0	1,402.0	40	1,101.7	78

Total liabilities	19,469.7	16,206.8	20	16,885.0	15

Shareholders' equity
Common stock	326.2	320.4	2	325.1	--
Surplus	540.1	497.1	9	532.0	2
Retained earnings	1,255.5	1,081.6	16	1,209.9	4
Treasury stock	(267.5)	(182.7)	46	(252.6)	6
Accumulated other comprehensive
income	5.2	18.8	(72)	35.5	(85)
Unearned compensation	(18.1)	(21.6)	(16)	(18.1)	--

Total shareholders' equity	1,841.4	1,713.6	7	1,831.8	1

Total liabilities and shareholders' equity	$ 21,311.1	$ 17,920.4	19%	$ 18,716.8	14%

FINANCIAL INFORMATION (Cont.)
(Unaudited)

PERIOD-END BALANCES ($ in millions)	June 30 2004	March 31 2004	December 31 2003	September 30 2003	June 30 2003

Assets
Cash and due from banks	$ 623.5	$ 561.3	$ 699.1	$ 644.4	$ 689.0
Short-term investments	24.4	415.3	262.4	112.1	100.6
Securities	4,162.0	3,918.7	3,926.7	3,686.1	3,873.3
Mortgage loans held for sale	112.0	152.0	195.2	284.7	530.4
Loans:
Commercial	3,636.8	3,205.9	3,234.2	2,928.1	2,954.7
Small business	3,401.3	2,730.9	2,642.9	2,602.6	2,559.4
Consumer	8,291.5	7,155.1	7,005.9	6,695.6	6,337.9

Total loans	15,329.6	13,091.9	12,883.0	12,226.3	11,852.0
Reserve for loan losses	(235.1)	(213.5)	(213.3)	(213.3)	(213.1)

Loans, net	15,094.5	12,878.4	12,669.7	12,013.0	11,638.9
Intangible assets:
Goodwill	337.4	209.1	209.1	209.1	209.1
Mortgage servicing rights	125.3	102.8	118.3	123.1	88.4
Other intangible assets	35.4	11.5	12.7	13.8	15.0
Other assets	796.6	467.7	467.2	479.1	775.7

Total assets	$ 21,311.1	$ 18,716.8	$ 18,560.4	$ 17,565.4	$ 17,920.4

Liabilities
Noninterest-bearing deposits	$ 3,224.5	$ 3,180.6	$ 2,827.6	$ 2,906.7	$ 3,068.5
Interest-bearing deposits	13,153.1	11,701.6	11,331.9	10,636.0	10,632.4

Total deposits	16,377.6	14,882.2	14,159.5	13,542.7	13,700.9
Short-term borrowings	793.2	640.1	1,280.8	969.6	684.4
Other liabilities	342.9	261.0	240.8	224.3	419.5
Debt	1,956.0	1,101.7	1,101.8	1,101.9	1,402.0

Total liabilities	19,469.7	16,885.0	16,782.9	15,838.5	16,206.8

Shareholders' equity
Common stock	326.2	325.1	323.0	322.0	320.4
Surplus	540.1	532.0	515.3	506.3	497.1
Retained earnings	1,255.5	1,209.9	1,171.5	1,127.7	1,081.6
Treasury stock	(267.5)	(252.6)	(227.0)	(215.7)	(182.7)
Accumulated other comprehensive
income	5.2	35.5	12.8	8.2	18.8
Unearned compensation	(18.1)	(18.1)	(18.1)	(21.6)	(21.6)

Total shareholders' equity	1,841.4	1,831.8	1,777.5	1,726.9	1,713.6

Total liabilities and shareholders' equity	$ 21,311.1	$ 18,716.8	$ 18,560.4	$ 17,565.4	$ 17,920.4

FINANCIAL INFORMATION (Cont.)
(Unaudited)

SELECTED FINANCIAL DATA	2Q 2004	1Q 2004	4Q 2003	3Q 2003	2Q 2003
Net income per common share	$ 0.48	$ 0.43	$ 0.47	$ 0.45	$ 0.40
Net income per common share - assuming dilution	$ 0.47	$ 0.42	$ 0.46	$ 0.44	$ 0.39
Return on average assets	1.46%	1.42%	1.59%	1.55%	1.39%
Return on average equity	16.11%	14.66%	16.48%	16.32%	14.26%
Net interest margin--taxable equivalent	4.00%	4.17%	4.27%	3.65%	4.32%
Efficiency ratio	51.91%	56.18%	49.18%	53.74%	59.00%
Common shares outstanding (000s)	155,174	155,286	155,261	155,222	155,896
Average common shares outstanding (000s)(1)	153,805	153,876	153,669	154,070	154,875
Average common shares outstanding (000s)
- assuming dilution(1)	156,353	156,960	156,572	156,540	156,857
Book value per common share	$ 11.98	$ 11.91	$ 11.55	$ 11.25	$ 11.11
Tangible book value per common share	$ 9.55	$ 10.47	$ 10.11	$ 9.80	$ 9.66
Tangible equity as a % of tangible assets	7.01%	8.71%	8.48%	8.67%	8.42%
Average equity as a % of average assets	9.06%	9.71%	9.65%	9.47%	9.75%
Leverage ratio	7.69%	8.56%	8.65%	8.32%	8.39%
CREDIT QUALITY DATA
($ in thousands)
Nonperforming loans	$ 64,761	$ 52,863	$ 55,576	$ 53,067	$ 57,202
Foreclosed assets	11,930	10,688	11,512	11,875	6,981
Excess bank-owned property	265	369	678	755	481

Total nonperforming assets	$ 76,956	$ 63,920	$ 67,766	$ 65,697	$64,664

Loans 90 days or more past due	$ 9,074	$ 6,661	$ 7,730	$ 8,278	$ 5,810
Provision for loan losses	$ 12,000	$ 12,000	$ 13,300	$ 16,000	$13,000
Net charge-offs	$ 11,262	$ 11,772	$ 13,305	$ 15,873	$12,729
Reserve for loan losses	$235,077	$213,503	$213,275	$213,280	$213,153
Net charge-offs as a % of average loans	0.32%	0.36%	0.43%	0.53%	0.44%
Reserves as a % of total loans	1.53%	1.63%	1.66%	1.74%	1.80%
Reserves as a % of nonperforming loans	362.99%	403.88%	383.75%	401.91%	372.63%
Nonperforming loan ratio	0.42%	0.40%	0.43%	0.43%	0.48%
Nonperforming asset ratio	0.50%	0.49%	0.53%	0.54%	0.55%
(1) net of uncommitted ESOP shares

FINANCIAL INFORMATION (Cont.)
(Unaudited)

AVERAGE BALANCES, INTEREST AND RATES	QUARTER ENDED
(Average balances $ in millions, taxable-equivalent interest $ in Thousands)	June 30, 2004			March 31, 2004			June 30, 2003
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate

Assets
Interest-earning assets:
Loans	$14,252.5	$198,482	5.60%	$12,996.1	$185,200	5.73%	$11,686.9	$184,521	6.33%
Securities	4,070.5	40,395	3.97	3,964.8	41,546	4.19	3,907.1	41,040	4.20
Short-term investments	206.0	647	1.27	201.3	658	1.31	142.6	674	1.90
Mortgage loans held for sale	162.7	2,029	4.99	150.6	2,063	5.48	546.8	6,942	5.08

Total interest-earning assets	18,691.7	$ 241,553	5.19%	17,312.8	$229,467	5.32%	16,283.4	$233,177	5.74%

Reserve for loan losses	(228.1)			(214.2)			(214.2)
Noninterest-earning assets	1,630.0			1,447.1			1,592.7

Total assets	$20,093.6			$18,545.7			$17,661.9

Liabilities and shareholders' equity
Interest-bearing liabilities:
NOW/Money market/Savings accounts	$7,309.5	$13,906	0.77%	$6,835.0	$ 12,115	0.71%	$6,031.8	$12,082	0.80%
Other consumer time deposits	2,670.7	16,146	2.43	2,182.5	14,768	2.72	2,335.4	17,227	2.96
Public fund certificates of deposit
of $100,000 or more	816.8	2,753	1.36	815.3	2,373	1.17	905.4	3,871	1.71
Certificates of deposit of $100,000 or more	1,084.8	7,125	2.64	904.6	6,448	2.87	930.3	6,930	2.99
Foreign time deposits	651.6	1,379	0.85	639.8	1,357	0.85	551.2	1,502	1.09

Total interest-bearing deposits	12,533.4	41,309	1.33	11,377.2	37,061	1.31	10,754.1	41,612	1.55
Short-term borrowings	664.5	1,234	0.75	1,093.3	2,292	0.84	637.7	1,733	1.09
Debt	1,583.9	12,997	3.25	1,101.8	10,083	3.68	1,215.2	14,324	4.73

Total interest-bearing liabilities	14,781.8	$55,540	1.51%	13,572.3	$49,436	1.46%	12,607.0	$57,669	1.83%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	3,185.7			2,918.2			2,909.0
Other liabilities	305.3			253.7			423.9

Total noninterest-bearing liabilities	3,491.0			3,171.9			3,332.9

Total shareholders' equity	1,820.8			1,801.5			1,722.0

Total liabilities and shareholders' equity	$20,093.6			$18,545.7			$17,661.9

Net interest income/margin		$186,013	4.00%		$180,031	4.17%		$175,508	4.32%

FINANCIAL INFORMATION (Cont.)
(Unaudited)

AVERAGE BALANCES, INTEREST AND RATES	SIX MONTHS ENDED
(Average balances $ in millions, taxable-equivalent interest $ in thousands)		June 30, 2004			June 30, 2003
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Assets
Interest-earning assets:
Loans	$13,624.3	$383,682	5.66%	$11,580.5	$368,383	6.41%
Securities	4,017.6	81,941	4.08	3,744.3	82,908	4.43
Short-term investments	203.7	1,305	1.29	262.5	2,051	1.58
Mortgage loans held for sale	156.6	4,092	5.22	481.9	12,421	5.16

Total interest-earning assets	18,002.2	$471,020	5.25%	16,069.2	$465,763	5.83%

Reserve for loan losses	(221.1)			(213.6)
Noninterest-earning assets	1,538.6			1,706.1

Total assets	$19,319.7			$17,561.7

Liabilities and shareholders' equity
Interest-bearing liabilities:
NOW/Money market/Savings accounts	$7,072.2	$ 26,021	0.74%	$5,986.9	$24,070	0.81%
Other consumer time deposits	2,426.6	30,914	2.56	2,363.9	35,577	3.03
Public fund certificates of deposit
of $100,000 or more	816.1	5,126	1.26	910.8	8,165	1.81
Certificates of deposit of $100,000 or more	994.7	13,573	2.74	929.7	14,085	3.06
Foreign time deposits	645.7	2,736	0.85	540.8	3,035	1.13

Total interest-bearing deposits	11,955.3	78,370	1.32	10,732.1	84,932	1.60
Short-term borrowings	878.9	3,526	0.81	584.4	3,233	1.12
Debt	1,342.8	23,080	3.40	1,204.3	28,531	4.78

Total interest-bearing liabilities	14,177.0	$104,976	1.48%	12,520.8	$116,696	1.88%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	3,051.9			2,801.6
Other liabilities	279.6			529.0

Total noninterest-bearing liabilities	3,331.5			3,330.6

Total shareholders' equity	1,811.2			1,710.3

Total liabilities and shareholders' equity	$ 19,319.7			$17,561.7

Net interest income/margin		$366,044	4.09%		$349,067	4.37%

FINANCIAL INFORMATION (Cont.)
(Unaudited)

MORTGAGE BANKING ($ in thousands)	2Q 2004	1Q 2004	4Q 2003	3Q 2003	2Q 2003
Mortgage loan origination and servicing fees	$ 9,614	$ 9,901	$ 10,117	$ 9,404	$ 9,286
Gains on sales of mortgage loans	4,069	2,180	3,085	16,748	19,143
Amortization of mortgage servicing rights	(7,443)	(9,230)	(8,722)	(9,262)	(14,350)
Provision for temporary impairment of mortgage servicing rights	24,000	(10,000)	(3,500)	27,500	(28,000)

Mortgage banking	$ 30,240	($ 7,149)	$ 980	$ 44,390	($ 13,921)

THIRD PARTY MORTGAGE SERVICING PORTFOLIO DATA
($ in thousands)
Total serviced for third parties	$ 10,000,227	$ 10,139,267	$ 10,224,051	$ 10,062,168	$ 9,810,180
Weighted average annual note rate	5.96%	6.01%	6.04%	6.12%	6.37%
Capitalized mortgage servicing rights, net	$ 125,276	$ 102,796	$ 118,334	$ 123,065	$ 88,439
Mortgage servicing rights as a percentage of servicing portfolio	1.25%	1.01%	1.16%	1.22%	0.90%
Average annual servicing fee (basis points)	27.1	27.2	27.3	27.4	27.7
Mortgage servicing rights as a multiple of average annual servicing fee	4.62	x	3.73	x	4.24	x	4.46	x	3.25	x
Weighted average annual prepayment speed assumption	10.2%	18.5%	15.5%	14.2%	35.2%
Weighted average annual discount rate	9.2%	9.2%	9.2%	9.3%	9.3%
Weighted average life (months)	100	60	72	78	33

FINANCIAL INFORMATION (Cont.)
(Unaudited)

RECONCILIATION OF SELECTED NON-GAAP FINANCIAL INFORMATION PERIOD-END BALANCES ($ in millions)
	June 30 2004	June 30 2003	CHANGE	March 31 2004	CHANGE	Coastal at Legal Merger*	June 30, 2004 Adjusted to Exclude Coastal	Adjusted June 30, 2004 to June 30, 2003 CHANGE	Adjusted June 30, 2004 to March 31, 2004 CHANGE
Loans	$15,329.6	$11,852.0	29%	$13,091.9	17%	$1,957.8	$13,371.8	13%	2%

Deposits	$16,377.6	$13,700.9	20%	$14,882.2	10%	$1,695.9	$14,681.7	7%	(1)%

*Coastal Bancorp, Inc. balances at legal merger date 5/13/04
COASTAL MERGER EXPENSE DETAIL
($ in thousands)

	2Q 2004
Salaries and benefits	$1,034
Occupancy and equipment	450
Data processing	374
Advertising and promotional expense	632
Stationery and supplies, postage
and telecommunications	128
Other operating expense	562

Total merger costs	$3,180